                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) May 21, 2003
                                                 ------------------

                                      UICI
             (Exact name of registrant as specified in its charter)

                  Delaware                             001-14953               75-2044750
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(State or other jurisdiction of incorporation      (Commission File          (IRS Employer
              or organization)                           Number)          Identification No.)

9151 Grapevine Highway, North Richland Hills, Texas                              76180
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     (Address of principal executive offices)                                 (Zip Code)
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Registrant's telephone number, including area code:  (817) 255-5200
                                                     --------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

         On May 22, 2003, UICI announced that its Board of Directors, at a meeting held on May 21, 2003, named Gregory T. Mutz (a director of the Company and the Company's current President and Chief Executive Officer) as its Vice
Chairman of the Board, effective July 1, 2003. As the Board's Vice Chairman, Mr.
Mutz will continue to assess the Company's senior markets/long term care initiative, oversee the Company's student loan funding operations and assist the Company with respect to regulatory and other strategic initiatives.

         At its May 21 meeting, the UICI Board also appointed William J. Gedwed to succeed Mr. Mutz as the Company's President and Chief Executive Officer, effective July 1, 2003. Mr. Mutz will continue to serve as UICI's President and CEO through June 30, 2003 to assist in the transition.

         The Company also confirmed that the previously disclosed settlements of all of the litigation derived from its former sub prime credit card operations became final on May 9, 2003. The litigation (some of which was initially commenced against the Company in 1997) has been settled on terms that will not have a material adverse impact on the results of operations or financial condition of UICI. In addition, on May 13, 2003, the Company and Mr. Jensen finally and fully settled on favorable terms the Sun Communications, Inc. v.
SunTech Processing Systems, LLC, UICI, Ronald L. Jensen, et al litigation, to which the Company has been a party since 1998.

         A copy of the Company's May 22, 2003 press release is filed as an exhibit hereto, the terms of which are incorporated herein by reference thereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1       Press Release dated May 22, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            UICI
                                              ----------------------------------
                                              (Registrant)

Date    May 23, 2003                    By   /s/ Mark D. Hauptman
     -----------------                    --------------------------------------
                                                 Mark D. Hauptman
                                                 Vice President and Chief
                                                 Financial Officer